FOR IMMEDIATE RELEASE

January 19, 2006
For further information contact:
Mr. John Reissner
Vice President, Marketing Director
Magyar Bancorp, Inc.
(732) 214-2083

                              MAGYAR BANCORP, INC.
                   ANNOUNCES COMPLETION DATE OF MINORITY STOCK
                                    OFFERING

New Brunswick, New Jersey, January 19, 2006 - Magyar Bancorp, Inc. (the "Company"), the holding company of Magyar Bank (the "Bank"), announced today that it expects to close its mutual holding company reorganization and minority stock offering at the close of business on Monday, January 23, 2006. Upon closing, Magyar Bancorp, MHC, will hold 3,200,450 shares, or 54.03% of the Company's outstanding common stock, and 2,618,550 shares, or 44.20% of the outstanding common stock, will be issued to subscribers in the offering. In addition, the Company will contribute $500,000 in cash and issue 104,742 shares of common stock, or 1.77% of its outstanding common stock, to the Magyar Bank Charitable Foundation. It is expected that the Bank's employee stock ownership plan will purchase approximately 217,863 shares in the after-market following the closing.

Shares of the Company are expected to begin trading on Tuesday, January 24, 2006, on the Nasdaq National Market under the symbol "MGYR."

The offering was oversubscribed by eligible account holders of Magyar Bank as of June 30, 2004. Accordingly, eligible account holders will have valid orders filled in accordance with the allocation procedures set forth in the Bank's plan of mutual holding company reorganization and stock issuance. Supplemental eligible account holders as of September 30, 2005 will not have orders filled. If you are an eligible account holder and would like to confirm your allocation, please contact the Stock Information Center at (732) 214-2092. The Stock Information Center will be open from 10:00 a.m. to 4:00 p.m. through the January 23, 2006 closing date.

Ryan Beck & Co. acted as financial advisor to the Company in connection with the offering and managed the subscription offering. Luse Gorman Pomerenk & Schick, P.C. acted as special counsel to the Company.

Magyar Bancorp, Inc. is the holding company for Magyar Bank, which operates from its main office in New Brunswick, New Jersey, and three full-service branch offices located in Middlesex County, New Jersey.

Forward Looking Statements

Certain statements, which can be identified by the use of such words as estimate, project, believe, intend, anticipate, plan, seek, expect and similar expressions, are considered forward-looking statements. These forward-looking statements include: statements of our goals, intentions and expectations;


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statements  regarding our business  plans and prospects and growth and operating strategies; statements regarding the asset quality of our loan and investment portfolios; and estimates of our risks and future costs and benefits. These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, the following important factors that could affect the actual outcome of future events: significantly increased competition among depository and other financial institutions; inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments; general economic conditions, either nationally or in our market areas, that are worse than expected; adverse changes in the securities markets; legislative or regulatory changes that adversely affect our business; our ability to enter new markets successfully and take advantage of growth opportunities; changes in consumer spending, borrowing and savings habits; changes in accounting policies and practices, as may be adopted by the bank regulatory agencies and the Financial Accounting Standards Board; and changes in our organization, compensation and benefit plans. Additionally, other risks and uncertainties are described in the Company's registration statement. Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements.